EXHIBIT 15.2

KPMG Audit A division of KPMG S.A. Tour EQHO 2 avenue Gambetta CS 60055 92066 Paris La Défense Cedex S.A. au capital de €5 497 100 775 726 417 R.C.S. Nanterre	ERNST & YOUNG Audit 1/2, place des Saisons 92400 Courbevoie - Paris-La Défense 1 France SAS à capital variable 344 366 315 R.C.S Nanterre

Commissaire aux Comptes Membre de la compagnie régionale de Versailles et du Centre	Commissaire aux comptes Membre de la compagnie régionale de Versailles et du Centre

TOTAL SE

Consent of independent registered public accounting firms

We consent to the references to our firms under the heading “Selected Financial Data” in the December 31, 2020 annual report on Form 20-F of TOTAL SE and to the incorporation by reference of our reports dated March 17, 2021, with respect to the consolidated balance sheets of TOTAL SE and subsidiaries as at December 31, 2020, 2019 and 2018, and the related consolidated statements of income, comprehensive income, cash-flows and changes in shareholders’ equity for each of the three years in the period ended December 31, 2020, and the related notes (our report thereon refers to the change in TOTAL SE’s method of accounting for leases on January 1, 2019, due to the adoption of IFRS 16 “Leases”), and the effectiveness of internal control over financial reporting as at December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 20-F of TOTAL SE, in the following registration statements:

(i)	the Registration Statement on Form F-3 (Files no. 333-224307, 333-224307-01, 333-224307-02 and 333-224307-03) of TOTAL SE, Total Capital International, Total Capital Canada Ltd. and Total Capital, filed with the SEC on April 17, 2018;
(ii)	the Registration Statement on Form S-8 (file no. 333-238000) of TOTAL SE, filed with the SEC on May 5, 2020.

Paris-La Défense, March 30, 2021

KPMG Audit
A division of KPMG S.A.	ERNST & YOUNG Audit

Represented by

/s/ JACQUES-FRANÇOIS LETHU	/s/ ERIC JACQUET	/s/ ERNST & YOUNG Audit
Jacques-François Lethu	Eric Jacquet
Partner	Partner